SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

PEERLESS MFG. CO.

(Name of Registrant as Specified In Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEERLESS MFG. CO.
2819 Walnut Hill Lane
Dallas, Texas 75229

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held Thursday, November 18, 2004

     We will hold the Annual Meeting of Shareholders of Peerless Mfg. Co. on Thursday, November 18, 2004 at 10:00 a.m. at our corporate offices, located at 2819 Walnut Hill Lane, Dallas, Texas 75229 (the “Annual Meeting”). At the Annual Meeting we will ask you to vote on the following proposals:

•	The election of one Director to serve as a Class I Director for a three-year term or until his successor is elected and qualified;

•	The ratification of the selection of Grant Thornton LLP as our independent accountants for fiscal year 2005; and

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business, including the nominee for director are more fully described in the Proxy Statement, which is attached to and made part of this Notice. If you were a shareholder at the close of business on October 15, 2004, you are entitled to notice of and to vote on the proposals to be considered at this year’s Annual Meeting. It is important that your Common Stock be represented at the Annual Meeting regardless of the number of shares you hold.

     You are cordially invited to attend the Annual Meeting in person. However, if you are unable to attend in person, please know that we desire to have maximum representation of our shareholders at the meeting and respectfully request that you complete, date, sign and return the enclosed proxy as promptly as possible in the enclosed postage-paid self-addressed envelope. No additional postage is required if mailed in the United States. You may revoke your proxy at any time prior to the Annual Meeting as specified in the enclosed Proxy Statement. We look forward to hearing from you.

By Order of the Board of Directors,
/s/ Katherine S. Frazier
Corporate Controller
Secretary / Treasurer

Dallas, Texas
October 25, 2004

YOUR VOTE IS IMPORTANT.
Please vote early, even if you plan to attend the Annual Meeting.

PEERLESS MFG. CO.
2819 Walnut Hill Lane
Dallas, Texas 75229

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
November 18, 2004

QUESTIONS AND ANSWERS

Why did I receive this proxy statement?

     Peerless Mfg. Co. is furnishing you with this proxy statement on behalf of its Board of Directors to solicit proxies for its 2004 Annual Meeting of Shareholders and any adjournment or postponement of the Annual Meeting. On or about October 25, 2004, we will begin mailing this proxy statement and accompanying proxy card to everyone who was a shareholder of our company at the close of business on October 15, 2004. We prepare a proxy statement each year to let our shareholders know when and where we will hold our annual shareholders meeting. This proxy statement:

•	includes information about the matters that will be discussed and voted on at the meeting, and

•	provides you with updated information about our company.

I may have received more than one proxy statement. Why?

     If you received more than one proxy statement, your shares are probably registered differently or are in more than one account. Please vote each proxy card that you received.

What will occur at the Annual Meeting?

     We will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be “present” at the meeting if the shareholder:

•	is present in person, or

•	is not present in person but has voted by proxy card prior to the meeting.

     All shareholders of record at the close of business on October 15, 2004 will be entitled to vote on matters presented at the meeting or any adjournment thereof. On October 15, 2004, there were 3,024,184 shares of our Common Stock issued and outstanding. The holders of a majority, or 1,512,093 of the shares of our Common Stock entitled to vote at the meeting, must be represented at the meeting in person or by proxy to have a quorum for the transaction of business at the meeting and to act on the matters specified in the Notice. If holders of fewer than 1,512,093 shares are present at the meeting, we will adjourn and reschedule the meeting until a quorum is present. Under our Articles of Incorporation, for each share of Common Stock that you owned at the close of business on October 15, 2004, you are entitled to one vote on all matters brought before the meeting or any adjournment thereof.

     After each proposal has been voted on at the meeting, we will discuss and take action on any other matter that is properly brought before the meeting. Our transfer agent, Mellon Investor Services, will count the votes and act as inspector of election.

     We know of no other matters that will be presented for consideration at the Annual Meeting. If, however, other matters or proposals are presented and properly come before the meeting, the proxy holders intend to vote all proxies in accordance with their best judgment in the interest of Peerless Mfg. Co. and our shareholders.

     A representative of Grant Thornton LLP, our independent accountants, is expected to be present at the Annual Meeting and will be afforded an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions.

How many votes are necessary to elect the nominee for director?

     The nominee receiving the highest number of “yes” votes will be elected as director. A majority of the votes cast is not required. This number is called a “plurality.”

     Votes that are withheld from the director nominee will be counted in determining whether a quorum has been reached, but will not affect the outcome of the vote. Assuming a quorum is present, the election of director will be determined by a plurality of votes cast. Votes may be cast in favor of, or withheld from, the director nominee.

     In the election of directors, shareholders are not entitled to cumulate their votes or to vote for a greater number of persons than the number of nominees named in this proxy statement.

What if a nominee is unwilling or unable to stand for election?

     The person nominated for re-election to our Board of Directors has agreed to stand for election. However, should the nominee become unable or unwilling to accept nomination or election, the proxies will vote for the election of such other person as the Board may recommend. Our Board of Directors has no reason to believe that the nominee will be unable or unwilling to serve if elected, and to the knowledge of the Board, the nominee intends to serve the entire term for which election is sought.

How do I vote if I am not planning to attend the Annual Meeting?

     In addition to voting in person at the meeting, you may mark your selections on the enclosed proxy card, date and sign the card and return the card in the enclosed postage-paid envelope.

     We encourage you to vote now even if you plan to attend the Annual Meeting in person. If your shares are in a brokerage account, you may receive different voting instructions from your broker.

     Where a shareholder has appropriately specified how a proxy is to be voted, it will be voted accordingly, and where no specific direction is given on a properly executed proxy card, it will be voted FOR adoption of the proposals set forth in this proxy statement.

What if I want to change my vote?

     You may revoke your vote on a proposal at any time before the Annual Meeting for any reason. To revoke your proxy before the meeting, write to our Secretary, Katherine S. Frazier, at 2819 Walnut Hill Lane, Dallas, Texas 75229. You may also come to the meeting and change your vote in writing.

How do I raise an issue for discussion or vote at the Annual Meeting?

     There are two different deadlines for the submission of shareholder proposals. If you would like to include a proposal in our next annual proxy statement you must submit the proposal in writing no later than June 30, 2005. The proposal will be included in our next annual proxy statement if it is a proposal that we are required to include in our proxy statement pursuant to the rules of the Securities and Exchange Commission. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, proposals of shareholders must conform to certain requirements as to form and may be omitted from the proxy materials under certain circumstances. To avoid unnecessary expenditures of time and money, you are urged to review this rule and, if questions arise, consult legal counsel prior to submitting a proposal to us.

     If you would like to present a proposal at our next Annual Meeting, other than for inclusion in our proxy statement, you must submit the proposal in writing no earlier than May 31, 2005 and no later than June 30, 2005. Any such proposal when submitted must be in compliance with applicable law and our bylaws.

     Proposals should be directed to our Secretary, Katherine S. Frazier, at 2819 Walnut Hill Lane, Dallas, Texas 75229.

What if my shares are in a brokerage account and I do not vote?

     If your shares are in a brokerage account and you do not vote, your brokerage firm could:

•	vote your shares, if it is permitted by the Nasdaq rules, or

•	not vote your shares.

     Brokers who hold shares in street name have the authority to vote in favor of all proposals specified in this proxy statement, if they do not receive contrary voting instructions from beneficial owners. If a broker has not received voting instructions with respect to certain shares and gives a proxy for those shares, but does not vote the shares on a particular matter, those shares will not affect the outcome of the vote with respect to that matter. Such broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. A broker non-vote will not affect the outcome of the voting on any proposals in this proxy statement.

How are abstentions treated?

     Any shareholder that is present at the meeting, either in person or by proxy, but who abstains from voting, will still be counted for purposes of determining whether a quorum exists. An abstention will not be counted as an affirmative or negative vote in the election of the directors or the ratification of our independent accountants. Our shareholders have no appraisal rights under Texas law with respect to the proposals specified in this proxy statement.

Who will pay for the cost of this solicitation?

     We will bear the cost of solicitation of proxies, including the cost of preparing, printing and mailing proxy materials, and the cost of reimbursing brokers for forwarding proxies and proxy statements to their principals. Proxies may also be solicited without extra compensation by our officers and employees by telephone or otherwise. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding the proxy materials to the beneficial owners of our Common Stock, and we may reimburse them for reasonable out-of-pocket expenses incurred by them.

Where can I find the voting results of the Annual Meeting?

     We will announce the voting results at the meeting and will publish the results in our quarterly report on Form 10-Q for the second quarter of fiscal 2005 ending on December 31, 2004. We will file that report with the Securities and Exchange Commission by mid-February 2005, and you can get a copy by contacting either our Investor Relations office at (214) 353-5589 or the Securities and Exchange Commission at (800) SEC-0330 or by visiting the Securities and Exchange Commission website at www.sec.gov or the “SEC Filings” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

MORE ABOUT THE PROPOSALS

PROPOSAL NO. 1

ELECTION OF CLASS I DIRECTOR

     The Company’s Bylaws provide that the number of directors will be five. The Company’s Board of Directors consists of three classes, with one director serving in Class I, and two directors serving in each of Classes II and III. Each class of director serves three-year terms or until successors have been elected and qualified. The term of the Class I director, R. Clayton Mulford, expires at the Annual Meeting.

     Our Board of Directors proposes the re-election of Mr. Mulford as Class I director, to hold office for a term of three years, expiring at the close of our Annual Meeting of Shareholders to be held in 2007 or until his successor is elected and qualified. It is the Board’s opinion that because of Mr. Mulford’s tenure as director, he is sufficiently familiar with the Company and its business to be able to competently direct and manage the Company’s business affairs. Biographical information on Mr. Mulford is set forth below in “Other Information You Need To Make An Informed Decision – Directors, Nominees, Executive Officers and Significant Employees of the Company.”

     If Mr. Mulford becomes unavailable for election, which is not anticipated, the directors’ proxies will vote for the election of such other person as the Board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
THE NOMINEE FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

     Grant Thornton LLP, independent certified public accountants, served as independent accountants for the Company for the fiscal year ended June 30, 2004 and has reported on the Company’s financial statements. The Audit Committee of the Board of Directors has selected Grant Thornton LLP as the Company’s independent accountants for fiscal year 2005 and the Board recommends that the shareholders ratify this selection.

     A representative of Grant Thornton is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he/she desires to do so, and is expected to be available to respond to appropriate questions. See “Report of the Audit Committee” for a discussion of auditor independence.

     Shareholder ratification is not required for the selection of Grant Thornton LLP as the Company’s independent accountants for fiscal year 2005, because the Audit Committee has the responsibility of selecting the Company’s independent accountants. The selection is being submitted for ratification with a view toward soliciting the opinion of the shareholders, which opinion will be taken into consideration in future deliberations.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR
THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
AS THE COMPANY’S INDEPENDENT ACCOUNTANTS FOR THE 2005 FISCAL YEAR.

OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

Directors, Nominees, Executive Officers and Significant Employees of the Company

     The Company’s Bylaws divide the Board into three classes, with the terms of each class expiring in consecutive years so that only one class is elected in any given year. The shareholders of the Company elect successors to directors whose terms have expired. The Board fills vacancies in unexpired terms.

     There is no family relationship among any of our directors and senior officers. The following table sets forth, as of October 1, 2004, the names of our directors and senior officers and their respective ages and positions:

Name	Age	Position
Peter J. Burlage	40	Vice President of Environmental Systems

G. Darwyn Cornwell	60	Vice President of Manufacturing

Bernard S. Lee	69	Class II Director

Joseph V. Mariner, Jr.	84	Class II Director

R. Clayton Mulford	48	Class I Director

Donald A. Sillers, Jr.	78	Class III Director

Sherrill Stone	67	Class III Director, Chairman, President, and Chief Executive Officer

William T. Strohecker	46	Executive Vice President and Chief Operating Officer

David Taylor	39	Vice President of Separation Filtration Systems

Richard L. Travis, Jr.	48	Chief Financial Officer and Vice President of Administration

     Set forth below is a description of the backgrounds of the executive officers and directors, including the nominees for director.

•	Peter J. Burlage joined the Company in 1992. Mr. Burlage has served as Vice President of the Environmental Systems business segment since January 2001. Prior to this position, Mr. Burlage was the Company’s SCR Division Manager from 1997 to 2000 and Vice President of Engineering from 2000 to 2001. Mr. Burlage earned his B.S. in Mechanical Engineering from the University of Texas.

•	G. Darwyn Cornwell rejoined the Company in 2003 as Vice President of Manufacturing. Mr. Cornwell had previously served as Senior Vice President of Operations for the Company from 1997 through 2000 and has held various other management positions with Peerless from 1982 to 2000. Prior to rejoining the Company in 2003, Mr. Cornwell served as President of Ace World Companies, a designer and manufacturer of custom engineered heavy material handling equipment. Mr. Cornwell earned a B.S. in Business Management from LeTourneau University.

•	Bernard S. Lee, retired, was the former President of Institute of Gas Technology. Mr. Lee is also a director of NUI Corporation and National Fuel Gas Company. Mr. Lee has been a director of our Company since 1982.

•	Joseph V. Mariner, Jr., retired, has been a director of the Company since 1980.

•	R. Clayton Mulford has been a director of the Company since January 2002. An attorney, Mr. Mulford, has been a partner in the Dallas office of Jones Day since January 2004. Previously, Mr. Mulford was a partner and member of the Executive Committee of Hughes & Luce, LLP. Mr. Mulford served as lead corporate legal counsel to the Company for a number of years.

•	Donald A. Sillers, Jr. is the Company’s former Chairman of the Board and Chief Executive Officer, and has served as a director of the Company since 1970.

•	Sherrill Stone has served as Chairman of the Board and Chief Executive Officer since 1993, and President of the Company from 1986 through 2002 and from 2003 to present. Mr. Stone has also served as a director of the Company since 1986.

•	William T. Strohecker joined the Company in July 2003 as Executive Vice President and Chief Operating Officer. Prior to joining Peerless, Mr. Strohecker served from 2000 to 2003 as President of HF Controls Corporation, a manufacturer of engineered control systems for the electric utility industry and a subsidiary of Korea’s Doosan Heavy Industries & Construction Co., Ltd. Mr. Strohecker served from 1994 to 2000 as Vice President at Forney Corporation, a manufacturer of mechanical products and integrated combustion systems to power plants, pulp and paper manufacturers, and chemical processing facilities. Mr. Strohecker earned a B.A. in Physics from Mansfield University of Pennsylvania and a B.S. in Electrical Engineering from The Pennsylvania State University.

•	David Taylor joined the Company in 1988 as a Research Engineer. Since joining Peerless, Mr. Taylor has served the Company in a variety of Engineering, Sales and Management positions. In 2000, Mr. Taylor was appointed Vice President for Separation Filtration Systems and retains this responsibility on a global basis today. In July 2004, Mr. Taylor resumed responsibility for Peerless’ Asia Pacific operations. Mr. Taylor earned a B.S. in Mechanical Engineering from Southern Methodist University.

•	Richard L. Travis, Jr. joined the Company in February 2002 as the Company’s Chief Financial Officer and Vice President of Administration. Prior to joining the Company, Mr. Travis served from 2000 to 2002, as the Senior Vice President and Chief Financial Officer of Trintel Communications, Inc., a telecommunications company, from 1996 through 1999, as President, Chief Operating Officer and Chief Financial Officer of CT Holdings, Inc., a software development and incubation company, and from 1986 to 1996, as Executive Vice President and Chief Financial Officer of Texwood Industries, Inc., an international manufacturer and distributor. Mr. Travis earned a B.S. in Accounting and Finance from Florida Atlantic University and is a Certified Public Accountant.

  Security Ownership of Management and Certain Beneficial Owners

     The following table sets forth information regarding the beneficial ownership of our Common Stock as of October 15, 2004 (unless otherwise noted) for:

•	Each person who is known by us to own beneficially more than 5% of the outstanding shares of our Common Stock;

•	Each of our directors and director nominee;

•	Each of our senior officers named in the Summary Compensation Table, except Mr. Fuller who retired from his employment with the Company in July 2004; and

•	All of our directors and senior officers as a group.

     The percentages of shares outstanding provided in the table is based on 3,024,184 voting shares outstanding as of October 15, 2004. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The number of shares shown does not include the interest of certain persons in shares held by family members in their own right. Shares issuable upon the exercise of options that are exercisable within 60 days of October 15, 2004 are considered outstanding for the purpose of calculating the percentage of outstanding shares of our Common Stock held by the individual, but not for the purpose of calculating the percentage of outstanding shares held by any other individual. The address of our directors, director nominee and senior officers listed below is c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229.

	Number
Name	of Shares	Percent
Peter J. Burlage (1)	6,500	*
G. Darwyn Cornwell (2)	2,000	*
Bernard S. Lee (3)	14,000	*
Joseph V. Mariner, Jr. (4)	4,700	*
R. Clayton Mulford (5)	2,000	*
Donald A. Sillers, Jr. (6)	68,121	2.2%
Sherrill Stone (7)	124,716	4.0%
William T. Strohecker (8)	3,000	*
David Taylor (9)	4,000	*
Richard L. Travis, Jr. (10)	8,000	*
Royce & Associates (11)	420,400	13.9%
1414 Avenue of the Americas
New York, NY 10019
All directors and senior officers as a group (10 persons) (12)	237,037	7.6%

*	Denotes ownership of less than 1%

(1)	Includes 6,500 shares issuable pursuant to options to purchase Common Stock.

(2)	Includes 1,000 shares issuable pursuant to options to purchase Common Stock. Does not include 1,000 shares owned of record by Linda Cornwell, Mr. Cornwell’s wife, as to which shares Mr. Cornwell disclaims any beneficial interest.

(3)	Includes 3,000 shares issuable pursuant to options to purchase Common Stock.

(4)	Includes 2,000 shares issuable pursuant to options to purchase Common Stock.

(5)	Includes 2,000 shares issuable pursuant to options to purchase Common Stock.

(6)	Includes 10,400 shares issuable pursuant to options to purchase Common Stock. Does not include 1,878 shares owned of record by Virginia Sillers, Mr. Sillers’ wife, as to which shares Mr. Sillers disclaims any beneficial interest.

(7)	Includes 78,000 shares issuable pursuant to options to purchase Common Stock. Does not include 300 shares owned of record by Jo Ann Stone, Mr. Stone’s wife, as to which shares Mr. Stone disclaims any beneficial interest.

(8)	Includes 3,000 shares issuable pursuant to options to purchase Common Stock.

(9)	Includes 4,000 shares issuable pursuant to options to purchase Common Stock.

(10)	Includes 7,000 shares issuable pursuant to options to purchase Common Stock.

(11)	The information is based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2004.

(12)	Includes 116,900 shares issuable pursuant to options to purchase Common Stock.

Certain Relationships and Related Transactions

     Prior to January 2004, R. Clayton Mulford, a director of the Company, was a partner at the law firm of Hughes & Luce, LLP, Dallas, Texas. Hughes & Luce, LLP provided legal services to the Company during the 2004 fiscal year. The dollar amount of fees that the Company paid to Hughes & Luce, LLP during the 2004 fiscal year did not exceed five percent of Hughes & Luce, LLP’s gross revenue for its latest full fiscal year.

Corporate Governance

General

     We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of its shareholders. During the past year, we continued to review our corporate governance policies and practices, the recently adopted and proposed corporate governance rules and regulations of the Securities and Exchange Commission (the “SEC”), and the listing standards of the Nasdaq National Market (the “Nasdaq”), the stock exchange on which our Common Stock is traded.

     Based on this review, we amended and restated our Audit Committee charter, adopted charters for our Compensation Committee and our Nominating Committee, and adopted a Corporate Code of Conduct, and other policies and procedures required by applicable law or regulation. You can access and print these documents from the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com or you can request a copy by writing us at the following address:

Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Investor Relations

Director Independence

     The Board has determined that except for Sherrill Stone, our Chief Executive Officer, President and Chairman, no other director has a material relationship with the Company (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with the Company) and that all, with the exception of Mr. Stone, meet the criteria for independence under Nasdaq listing standards. The Board has also determined that no member of the Audit Committee, Compensation Committee, or Nominating Committee has any material relationship with the Company (either directly or indirectly as a partner, stockholder, or officer of an organization that has a relationship with the Company) and that all members of these committees meet the criteria for independence under the Nasdaq listing standards.

Board Composition and Director Qualifications

     The Nominating Committee periodically assesses the appropriate size and composition of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event vacancies are anticipated or otherwise arise, the Nominating Committee will review and assess potential candidates. The Nominating Committee utilizes various methods for identifying candidates for director. Candidates may come from recommendations of Board members, management, shareholders, or professional search firms. Generally director candidates should, at a minimum:

•	Have exemplary character and integrity and be willing to work constructively with others;

•	Have sufficient time to devote to Board meetings and consultation on Board matters;

•	Be free of conflicts of interest that violate applicable law or interfere with director performance;

•	Have the capacity and desire to represent the interest of the Company’s shareholders as a whole;

•	Have the ability to contribute to the mix of skills, core competencies and qualifications of the Board through expertise in one or more of the following areas: accounting and finance, mergers and acquisitions, marketing, management, law, academia, strategic planning, technology, investor relations, executive leadership development or executive compensation;

•	Be accomplished in their respective field with superior credentials and recognition;

•	Have had prior experience in service as a senior officer or director, or a trusted advisor to senior management, of a publicly held company or a company similarly situated as the Company; and

•	Have knowledge of the critical aspects of the Company’s business and operations.

     The director qualifications set forth above are general in nature and are intended to provide a flexible guideline for the effective functioning of the Company’s director nomination process. These qualifications may be modified or amended from time to time, as the Board deems appropriate.

For additional information, see “Board Nominations Policy” located on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

Director Recommendations by Shareholders

     In addition to recommendations from Board members, management, or professional search firms, the Nominating Committee will consider director candidates properly submitted by shareholders. Shareholders must submit their director recommendations to the Nominating Committee in care of the Company’s Chairman of the Board in writing not less than 120 days prior to the one-year anniversary date of the date the Company mailed its proxy materials to shareholders for its previous annual meeting. Shareholder nominations must be addressed as follows:

Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Chairman of the Board
Director of Candidate Submission

     Director candidate nominations submitted by shareholders must contain at least the following information:

•	The name and address of the recommending shareholder;

•	The number of shares of the Company’s Common Stock beneficially owned by the recommending shareholder and the dates such shares were purchased;

•	The name, age, business address, and residence of the candidate;

•	The principal occupation or employment of the candidate for the past five years;

•	A description of the candidate’s qualification to serve as a director, including financial expertise and why the candidate does or does not qualify as “independent” under the Marketplace Rules of Nasdaq;

•	The number of shares of the Company’s Common Stock beneficially owned by the candidate, if any; and

•	A description of any arrangements or understandings between the recommending shareholder and the candidate, if any, or any other person pursuant to which the recommending shareholder is making the recommendation.

     In addition, the recommending shareholder and the candidate should submit a signed statement agreeing and acknowledging that:

•	The candidate consents to being a director, and if nominated and elected, will serve as a director representing the Company and its shareholders in accordance with the Company’s Article of Incorporation, Bylaws, and corporate governance codes and policies and other applicable laws;

•	The candidate, if elected, will comply with the Company’s policies and procedures and all rules and regulations applicable to the Board or individual directors; and

•	The recommending shareholder and the candidate will promptly provide any additional information requested by the Nominating Committee and/or the Board of Directors to assist in the consideration of the candidate including, without limitation, a completed and signed Questionnaire for Directors and Officers on the Company’s standard form and an interview with the Nominating Committee, or its representative, upon request.

     For a complete list of the information that must be included in director recommendations submitted by shareholders, please see the “Policy on Director Recommendations by Shareholders” on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com. The Nominating Committee will consider all director candidates identified through its established processes and will evaluate each of them, including incumbents, based on the same criteria. However, the Nominating Committee may prefer incumbent directors and director candidates who they know personally or that have relevant industry experience and in-depth knowledge of the Company’s business and operations.

     The policies and procedures set forth above are intended to provide flexible guidelines for the effective functioning of the Company’s nomination process. The Board intends to review these policies and procedures at least annually and anticipates that modifications may be necessary from time to time as the Company’s needs and circumstances change.

Communications with the Board

     Shareholders may communicate with the Board, any committee of the Board, the independent or non-management directors, each as a group, or to any individual director by their communications in writing to the Company’s Chairman of the Board. All communications must identify the author and state that the author is a shareholder of the Company, and be mailed to the following address:

Peerless Mfg. Co.
2819 Walnut Hill Lane
Dallas, Texas 75229
Attn: Chairman of the Board
Shareholder Communication

     Shareholder communications should be sent in an envelope that clearly indicates the intended recipients, those being the Board of Directors, a committee of the Board, the independent or non-management directors, each as a group, or any individual director.

     The Chairman of the Board will act as agent for the directors in facilitating the receipt of shareholder communications and may review, sort and summarize the communications. The Board, including independent and non-management directors, has directed the Chairman of the Board not to forward to the intended recipients any shareholder communications that the Chairman of the Board reasonably determines in good faith, exercising reasonable judgment, to relate to improper or irrelevant subjects or that are substantially incomplete. For additional information on shareholder communications, please see our “Shareholder Communications Policy” located on the “Corporate Governance” page of the “Investor Relations” section on our website at www.peerlessmfg.com.

Corporate Code of Conduct

     The Company’s new “Corporate Code of Conduct for Directors and Employees” applies to all of the Company’s directors, officers, and employees. The purpose of this code is to focus our directors and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct, and to help to enhance and formalize our culture of integrity, honesty, and accountability. The Company will post on the “Corporate Governance” page of the “Investor Relations” section of its website at www.peerlessmfg.com, and file with the SEC a periodic report on Form 8-K, any amendments or waivers of any provisions of this code for the benefit of the Company’s senior executive officers or directors.

Whistleblower Policy

     The Audit Committee has established procedures for the treatment of complaints regarding accounting, internal accounting controls, or auditing matters, including procedures for confidential and anonymous submission by the Company’s employees of concerns regarding questionable accounting, internal accounting controls, or auditing matters. The Company’s “Whistleblower Policy” can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

Disclosure Committee

     The Company has established a Disclosure Committee of members of management to assist the Company in fulfilling its obligations to maintain disclosure controls and procedures and to coordinate and oversee the process of preparing the Company’s periodic filings with the SEC.

Board Meetings and Committees of the Board of Directors

Board Meetings

     Our business is managed under the direction of our Board of Directors. Our Board meets during the year to review significant developments and to act on matters requiring Board approval. Our Board met on six occasions during the year ended June 30, 2004, with all members in attendance. The Company has not adopted a formal policy on director attendance at Board or shareholder meetings, because the Board believes that high standards of director attendance, preparedness, and active participation have been encouraged and adhered to by the current Board. The Board will continue to monitor director attendance and will formally adopt a policy if it deems appropriate. All of the directors attended the 2003 Annual Meeting of Shareholders and the 2003 Annual Meeting of Directors.

Board Committees

     Standing committees of the Board of Directors include the Audit Committee, the Compensation Committee, and the Nominating Committee. The independent members of the Board, as a whole, perform the function customarily attributed to a Corporate Governance Committee. Committee members are appointed annually by the Board and serve until their successors are appointed and qualified or until their earlier resignation or removal. The Company’s Board has adopted a Corporate Code of Conduct covering all directors, executive officers, and employees of the Company. You can access and print a copy of this document from the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

     In September 2002, the Board appointed the following independent Board members to serve on these committees.

•	Audit Committee, comprised of Joseph V. Mariner, Jr., Donald A. Sillers, Jr., and Bernard S. Lee. Mr. Lee serves as the Chairman of the Audit Committee.

•	Compensation Committee, comprised of Joseph V. Mariner, Jr., Donald A Sillers, Jr., Bernard S. Lee and R. Clayton Mulford. Mr. Mariner serves as the Chairman of the Compensation Committee.

•	Nominating Committee, comprised of Joseph V. Mariner, Jr., Donald A Sillers, Jr., Bernard S. Lee and R. Clayton Mulford. Mr. Mulford serves as the Chairman of the Nominating Committee.

Audit Committee

     The Audit Committee (1) appoints, terminates, compensates, and oversees the work of the independent auditors, (2) pre-approves all audit, review, and permitted non-audit services provided by the independent auditors, (3) evaluates the independence of the independent auditors, (4) reviews external and internal audit reports and management’s responses thereto, (5) oversees the integrity of the financial reporting process, system of internal accounting controls, and financial statements and reports of the Company, (6) reviews annual and quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in periodic reports filed with the SEC, (7) reviews and discusses with management earnings releases, (8) meets with management, the independent auditors, and the Board, (9) provides the Board with information and materials as it deems necessary to make the Board aware of significant financial, accounting, and internal control matters of the Company, (10) oversees the receipt, investigation, resolution, and retention of all complaints submitted under the Company’s “Whistleblower Policy,” and (11) otherwise complies with its responsibilities and duties as set forth in the Company’s Audit Committee Charter. The Audit Committee Charter and the Company’s “Whistleblower Policy” can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com. The Audit Committee Charter is attached as Appendix 1 to this Proxy Statement.

     The Board has determined that all three members of the Audit Committee satisfy the independence and other requirements for audit committee membership required by the Marketplace Rules of Nasdaq and the SEC and has also made the determination that all three members have the attributes of a financial expert as defined by the regulations of the SEC.

     The Audit Committee met five times in person and held two telephonic meetings in fiscal 2004. For additional information on the Company’s Audit Committee see “Audit Committee Matters” of this Proxy Statement.

Compensation Committee

     The Compensation Committee (1) determines the compensation of the senior executive officers and other key employees of the Company, including the Company’s Chief Executive Officer, (2) assists in developing and reviewing the annual performance goals and objectives of the senior executive officers and other key employees of the Company, including the Company’s Chief Executive Officer, (3) reviews and recommends compensation for the Company’s outside directors, (4) assesses the adequacy and competitiveness of the Company’s executive compensation program, and (5) administers the Company’s incentive compensation program and other equity-based compensation plans. The Company’s Compensation Committee Charter can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

     The Compensation Committee met four times in fiscal 2004 with all members in attendance. For additional information concerning the Compensation Committee, see “Report of Compensation Committee.”

Nominating Committee

     The Nominating Committee (1) assists the Board in developing qualifications for Board membership, (2) identifies candidates for Board membership, (3) assesses the size and composition of the Board and its committees and identify qualities, skills and areas of expertise, (4) assists the Board in establishing policies and procedures for submission of director candidates by shareholders, (5) assists the Board in determining membership on Board Committees, and (6) assists the Board with the performance evaluations of the Board and its committees and, upon request of the Board, the executive officers of the Company. The Company’s Nominating Committee Charter can be found on the “Corporate Governance” page of the “Investor Relations” section of our website at www.peerlessmfg.com.

     The Nominating Committee met one time during fiscal 2004 with all members in attendance.

Compensation of Directors

     Non-employee directors are paid $1,575 per quarter, plus $950 for each scheduled and special Board meeting and each separately called committee meeting they attend. The Company also grants stock options for 1,000 shares of our Common Stock to each of the non-employee directors on the date of the annual shareholder’s meeting for such director’s prior year’s service. During fiscal 2004, an aggregate of 4,000 options were granted to non-employee directors to purchase shares of the Company’s Common Stock, all of which were immediately exercisable. Mr. Stone, the only officer serving on the Board, does not receive compensation for serving on our Board.

Section 16(a) Beneficial Reporting Compliance

     Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”), requires each director, officer, and any individual beneficially owning more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission report of security ownership and reports on subsequent changes in ownership within specified time frames.

     To the Company’s knowledge, all required Section 16(a) filings were timely and correctly made by reporting persons during fiscal year 2004.

Compensation of Senior Officers

Summary Compensation Table

     The following table sets forth information regarding compensation we paid to our Chief Executive Officer and our most highly compensated senior officers during fiscal years ended June 30, 2004, 2003 and 2002.

					Long Term Compensation
					Awards		Payouts
						Securities
	Annual Compensation				Restricted	Underlying
					Stock	Options/	LTIP	All Other
Name and	Fiscal	Salary	Bonus	Other	Awards(s)	SAR’s	Payouts	Compensation
Principal Position	Year	($)	($) (1)	($)	($)	(#)	($)	($) (2)
Peter J. Burlage	2004	$123,891	$8,280	$—	$—	4,000	$—	$2,636
Vice President -	2003	112,500	—	—	—	—	—	2,378
Environmental Systems	2002	109,750	83,257	—	—	4,000	—	2,264

G. Darwyn Cornwell	2004	99,725	5,733	—	—	4,000	—	2,867
Vice President -	2003	—	—	—	—	—	—	—
Manufacturing	2002	—	—	—	—	—	—	—

Frank Fuller (3)	2004	118,797	2,548	—	—	2,000	—	5,563
Vice President -	2003	115,000	—	—	—	—	—	4,855
International Operations	2002	112,927	62,443	—	—	3,000	—	5,200

Sherrill Stone	2004	262,656	11,465	—	—	10,000	—	11,247
Chairman, CEO,	2003	250,000	—	—	—	—	—	14,280
President	2002	226,500	197,735	—	—	10,000	—	14,231

William T. Strohecker	2004	184,132	10,191	—	—	12,000	—	9,891
Chief Operating Officer	2003	—	—	—	—	—	—	—
Executive Vice President	2002	—	—	—	—	—	—	—

David Taylor	2004	123,891	8,280	—	—	4,000	—	2,626
Vice President -	2003	112,500	—	—	—	—	—	2,378
Separation Filtration	2002	109,750	83,257	—	—	4,000	—	2,296

Richard L. Travis, Jr.	2004	187,527	10,191	—	—	12,000	—	10,549
Chief Finance Officer	2003	179,231	—	—	—	—	—	5,783
Vice President of Adm.	2002	65,385	49,968	—	—	8,000	—	1,450

(1)	Bonuses are paid in the fiscal year following the year in which they are earned.

(2)	Amounts reported for 2004 consist of: (1) personal use of Company vehicles of $2,184, $6,690 and $6,380 for Messrs. Stone, Strohecker and Travis, respectively; (2) employer matching contributions under the Company’s 401(k) plan of $2,478, $1,995, $2,376, $5,253, $2,783, $2,478, and $3,751 for Messrs. Burlage, Cornwell, Fuller, Stone, Strohecker, Taylor and Travis, respectively; and (3) cost of premiums for group life insurance in excess of $50,000 of $158, $872, $3,187 $3,810, $418, $148, and $418 for Messrs. Burlage, Cornwell, Fuller, Stone, Strohecker, Taylor and Travis, respectively.

(3)	Retired from his employment with the Company in July 2004.

Option Grants in 2004 to Senior Officers

     In fiscal 2004, stock options for an aggregate of 63,300 shares of our Common Stock were issued to 24 employees, 12,000 of which were immediately exercisable and 51,300 of which will vest 25% ratably over the first four years of the 10-year exercise period.

     The following table sets forth certain information concerning Common Stock options granted to the named executive officers during the fiscal year ending June 30, 2004:

	Individual Grants
	Number of	% of Total			Potential Realizable Value
	Securities	Options			at Assumed Annual Rates of
	Underlying	Granted to	Exercise		Stock Appreciation
	Options	Employees in	or Base		for Option Term (1)
	Granted	Fiscal Year	Price	Expiration
Name	(2) (#)	2004	($ per share)	Date (2)	5% ($)	10%($)
Peter J. Burlage	4,000	6.32%	$12.64	11/20/2013	$31,797	$80,580
G. Darwyn Cornwell	4,000	6.32%	12.64	11/20/2013	31,797	80,580
Frank J. Fuller (3)	2,000	3.16%	12.64	11/20/2013	15,898	40,290
Sherrill Stone	10,000	15.80%	12.64	11/20/2013	79,492	201,449
William T. Strohecker	6,000	9.48%	10.75	7/16/2013	40,564	102,796
William T. Strohecker	6,000	9.48%	12.64	11/20/2013	47,695	120,869
David Taylor	4,000	6.32%	12.64	11/20/2013	31,797	80,580
Richard L. Travis, Jr.	6,000	9.48%	10.75	7/16/2013	40,564	102,796
Richard L. Travis, Jr.	6,000	9.48%	12.64	11/20/2013	47,695	120,869

(1)	Caution is recommended in interpreting the financial significance of these figures. Potential values are based on the assumption that the Company’s Common Stock will appreciate 5% or 10% each year, compounded annually, from the grant date of the option to the end of the option term, and therefore, the figures are not intended to forecast possible future appreciation, if any, of the price of the Common Stock or establish a present value of the options.

(2)	All options granted are exercisable for Common Stock pursuant to Peerless Mfg. Co. 2001 Stock Option and Restricted Stock Plan.

(3)	Mr. Fuller’s options will expire in March 2005, nine months after his retirement from the Company.

Aggregated Option Exercises in 2004 and Fiscal Year-end Option Values Table

     The following table sets forth information concerning Common Stock acquired on exercise of stock options during fiscal 2004, any value realized therein, the number of options at the end of fiscal 2004 (exercisable and unexercisable) and the value of stock options held at the end of 2004 by the executive officers. The “Value Realized” column reflects the difference between the market price on the date of exercise and the market price on the date of grant (which establishes the exercise price for the option) for all options exercised, even though the executive may have actually received fewer shares as a result of the surrender of shares to pay the exercise price, or the withholding of shares to cover the tax liability associated with the option exercise. Accordingly, the “Value Realized” numbers do not necessarily reflect what the executive might receive, should the optionee choose to sell the shares required by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

			Number (#) of Securities
			Underlying Unexercised Options		Value ($) of Unexercised
	Shares		at Fiscal Year Ended		In-the Money Options
	Acquired on Exercise	Value Realized	June 30, 2004		at June 30, 2004 (1)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Peter J. Burlage	—	—	8,500	7,500	$36,744	$8,306
G. Darwyn Cornwell	—	—	—	4,000	—	—
Frank J. Fuller (2)	—	—	15,000	—	69,500	—
Sherrill Stone	—	—	78,000	—	371,175	—
William T. Strohecker	—	—	—	12,000	—	6,600
David Taylor	—	—	7,000	7,500	28,188	8,306
Richard L. Travis, Jr.	—	—	4,000	16,000	—	6,600

(1)	The closing price for the Company’s Common Stock as reported on Nasdaq Stock Market on June 30, 2004 was $11.85. Value is calculated on the basis of the difference between $11.85 and the option exercise price of “in the money” options, multiplied by the number of shares of our Common Stock underlying the option.

(2)	Retired from his employment with the Company in July 2004.

Equity Compensation Plan Information

     The following table sets forth aggregate information regarding the Company’s compensation plans in effect as of June 30, 2004.

Number of
securities
available for
future issuances
	Number of		under equity
	securities to be	Weighted-	compensation
	issued upon	average	plans (excluding
	exercise of	exercise price	securities
	outstanding	of outstanding	reflected in
	options	options	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	222,600	$10.20	159,200
Equity compensation plans not approved by security holders	—	—	—

Total	222,600	$10.20	159,200

(1)	Includes the 1995 Stock Option and Restricted Stock Plan and the 2001 Stock Option and Restricted Stock Plan.

Employment, Severance and Change in Control Agreements with Certain Executive Officers

     The Company has entered into an employment agreement and a change of control agreement with Mr. Stone, the Company’s Chief Executive Officer, Mr. Travis, the Company’s Chief Financial Officer and Mr. Strohecker, the Company’s Chief Operating Officer.

     Stone Agreements. Mr. Stone’s employment agreement with the Company as Chairman of the Board, Chief Executive Officer and President was initially for a one year term, commencing July 20, 2001 and renews for successive 12 month periods thereafter unless the agreement is terminated by either party prior to the anniversary date of the agreement. Pursuant to the terms of the employment agreement, Mr. Stone has agreed not to compete with the Company during his employment and for one year following the termination of his employment. Mr. Stone is also bound by confidentiality, nondisparagement and conflict of interest provisions. The Company may terminate Mr. Stone for “cause” or without “cause” at any time. If Mr. Stone is terminated without “cause,” the Company must pay Mr. Stone a severance payment equal to 150% of his current base salary plus provide insurance benefits to Mr. Stone and his spouse for 12 months after the date of termination. Mr. Stone may terminate his employment at any time and the Company will have no severance obligations in the event of his voluntary resignation, unless Mr. Stone resigns to retire from active working life. In the event Mr. Stone retires from active working life, the Company will pay Mr. Stone a payment equal to 150% of his current base salary. In Mr. Stone’s and Mr. Travis’ employment and change of control agreements, “cause” is defined as (1) the conviction of a crime involving moral turpitude, (2) the employee’s intentional material act of fraud to his pecuniary benefit, or (3) the employee’s intentional and continued failure to substantially perform his duties to the Company or intentional wrong doing resulting in material injury to the Company.

     Mr. Stone’s change of control agreement provides that if after a “change of control” occurs, Mr. Stone is terminated by the Company (or its successor) without “cause” or Mr. Stone resigns and (1) an adverse change in his position, duties or authority has occurred, (2) he has been hindered in his ability to perform his job, (3) his principal location of work is relocated outside of the Dallas metropolitan area, or (4) the Company (or its successor) breaches the change of control agreement (each, a “good reason”), Mr. Stone will receive severance compensation equal to 299% of his average annual compensation for the prior five years plus customary employee benefits for three years thereafter. The change of control agreement has a term of three years following a change of control, which renews for successive one-year periods unless either party gives notice prior to the annual renewal date. As used in each executive’s change of control agreement, “change of control” means (1) the Company is merged, consolidated or reorganized with another company and as a result, the Company’s shareholders own less than 50.1% of the voting power of the combined company, (2) the Company sells all or substantially all its assets, (3) more than 50% of the Company’s issued and outstanding Common Stock is sold, (4) the current Board of Directors, or successor directors approved by the Board, cease to constitute a majority of the Company’s Board of Directors, or (5) such other events that cause a change of control of the Company as determined by the Board.

     Travis Agreements. Mr. Travis’ employment agreement with the Company as Chief Financial Officer and Vice President of Administration is for a three year term, commencing February 4, 2002. Pursuant to the terms of the employment agreement, Mr. Travis has agreed not to compete with the Company during his employment and for one year following the termination of his employment. Mr. Travis is also bound by confidentiality, nondisparagement and conflict of interest provisions. The Company may terminate Mr. Travis for “cause” or without “cause” at any time. If Mr. Travis is terminated without “cause”, the Company must give Mr. Travis no less than 60 days written notice and pay Mr. Travis a severance payment equal to 150% of his then current base salary.

Mr. Travis may terminate his employment at any time, after 60 days notice, and the Company will have no severance obligations in the event of his voluntary termination.

     Mr. Travis’ change of control agreement provides that if after a “change of control” occurs, Mr. Travis is terminated by the Company (or its successor) without “cause” or Mr. Travis resigns and a “good reason” has occurred, Mr. Travis will receive severance compensation equal to 299% of his average annual compensation for the prior five years plus customary employee benefits for three years thereafter. The change of control agreement has a term of three years following a change of control, which renews for successive one-year periods unless either party gives notice prior to the annual renewal date.

     Strohecker Agreements. Mr. Strohecker’s employment agreement with the Company as Executive Vice President and Chief Operating Officer is for a three year term, commencing July 16, 2003. Pursuant to the terms of the employment agreement, Mr. Strohecker has agreed not to compete with the Company during his employment and for one year following the termination of his employment. Mr. Strohecker is also bound by confidentiality, nondisparagement and conflict of interest provisions. The Company may terminate Mr. Strohecker for “cause” or without “cause” at any time. If Mr. Strohecker is terminated without “cause”, the Company, after 30 days notice, must pay Mr. Strohecker a severance payment equal the sum of (i) his current monthly salary times the number of complete months of employment, up to a total of 12 months, less (ii) the amount of notice payment made. Mr. Strohecker may terminate his employment at any time, after 30 days notice, and the Company will have no severance obligations in the event of his voluntary termination.

     In Mr. Strohecker’s employment and change in control agreement, “cause” is defined as (1) the conviction of a crime involving moral turpitude, (2) the employee’s intentional material act of fraud to his pecuniary benefit, or (3) the employee’s intentional and continued failure to substantially perform his duties to the Company or intentional wrong doing resulting in material injury to the Company, (4) the failure by the employee to follow a reasonable directive of the Board of Directors or the Chief Executive Officer, or (5) violation of any policies or procedures of the Company, including without limitation, any human relations policy, resulting in material injury to the Company, in each case as reasonably determined by the Company’s Board of Directors.

     Mr. Strohecker’s change of control agreement provides that if a “change of control” occurs after Mr. Strohecker’s sixth month of employment and Mr. Strohecker is terminated by the Company (or its successor) without “cause” or Mr. Strohecker resigns and a “good reason” has occurred, Mr. Strohecker will receive severance compensation equal to 150% of his average annual compensation for the prior five years plus customary employee benefits for 12 months thereafter. The change of control agreement has a term of three years following a change of control, which renews for successive one-year periods unless either party gives notice prior to the annual renewal date.

     Other Officer Agreements. The Company has also entered into employment agreements with Mr. Burlage and Mr. Taylor on October 31, 2003 and Mr. Cornwell on July 1, 2004. These employment agreements have an initial term of three years. Pursuant to the terms of the employment agreement, Messrs. Burlage, Cornwell, and Taylor have agreed not to compete with the Company during their employment and for one year following the termination of their employment. Confidentiality, nondisparagement and conflict of interest provisions also bind Messrs. Burlage, Cornwell, and Taylor. The Company may terminate Messrs. Burlage, Cornwell, or Taylor for “cause” or without “cause” at any time. If any of Messrs. Burlage, Cornwell or Taylor are terminated without “cause”, the Company, after 30 days notice, must pay the terminated officer a severance payment equal to the sum of (i) 75% of his current base salary annualized, less (ii) the amount of notice payment made. Messrs. Burlage, Cornwell, or Taylor may terminate their employment at any time, after 30 days notice, and the Company will have no severance obligations to the terminated officer in the event of voluntary termination. In the event voluntary termination is due to (a) a material adverse change in position, (b) a material adverse change in the method of calculating annual bonus, but not the amount, or a significant reduction in the scope or value in the aggregate of monetary or non-monetary benefits, (c) a determination, in good faith, by the employee that due to, changes in circumstances affecting his position or changes in the composition or policies of the Board, or other material events, that he is substantially unable to carry-out, or has been substantially hindered in his ability to perform his job, or (d) relocation outside the current metropolitan area, then the Company would be required to pay the terminated officer a lump sum payment equal to the sum of (1) 25% of his current base salary annualized, less (2) amount of notice payment paid, plus (3) pro-rata portion of his annual incentive bonus.

Compensation Committee Interlocks and Insider Participation

     During the 2004 fiscal year, none of the Company’s executive officers served on the board of directors of any entities, whose directors or officers serve on the Company’s Compensation Committee. Except for Mr. Sillers prior service as Chairman of the Board and Chief Executive Officer of the Company from which he retired in 1993, no other member of the Compensation Committee is currently or has been an officer or employee of the Company.

Report of the Compensation Committee

     The Compensation Committee is comprised of four directors, all of which have been determined by the Board of Directors of the Company (the “Board”) to be independent pursuant to the listing standards of the Nasdaq Stock Market, the exchange on which the Company’s Common Stock is traded. The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.peerlessmfg.com.

General Compensation Policy

     The Board and the Compensation Committee believe that the Company’s success requires an experienced and highly motivated professional staff. Therefore, the Company’s compensation program is primarily designed to attract and retain highly capable executive officers and key employees, motivate such individuals to achieve the Company’s strategic financial and operational objectives and reward performance that meets such objectives.

     The Company’s executive compensation program combines base salary, annual bonus and the equity compensation program to attract and retain executives. The Compensation Committee is responsible for setting the annual base compensation and bonus levels and administering the equity compensation programs for our employees, including our executive officers. Its recommendations are subject to final approval by the Board of Directors. The Compensation Committee believes that the key to a successful executive compensation program is in setting aggressive business goals by integrating the program with annual and strategic planning and evaluation processes and by comparing results against industry performance levels. The Compensation Committee takes into account achievements of the Company during the past fiscal year, as well as the individual achievements of various business units and divisions, in making executive compensation determinations. In addition, the Compensation Committee recognizes that the Company competes in a competitive environment, and executive compensation therefore must also take into account the Company’s performance as compared to that of other companies in its industry or in similar industries. The Compensation Committee also evaluates on an annual basis the Company’s corporate performance, revenues and stock performance compared to a broader group of companies, such as the Standard & Poor’s 500.

Annual Base Compensation

     Annual base compensation awarded in any particular fiscal year to each senior officer is based upon the following factors: corporate performance during the prior year, performance of the division for which the officer is responsible, and a more subjective evaluation of each of the officer’s individual performance. The evaluation of corporate performance is directly linked to profitability during the period, and therefore is based upon the value of the Company’s Common Stock. In making this evaluation, the Compensation Committee reviews the Company’s percentage growth in earnings per share over the prior year and its overall return on equity for that period. The Compensation Committee believes that these two factors are the primary determinants of stock price over time. The Compensation Committee also reviews the profit performance of the individual divisions for which the officer is responsible. In addition, the Compensation Committee determines the individual rating for each officer, which is based upon such qualitative factors as the achievement of certain financial objectives and specific organizational and management goals for that officer. Annual base compensation for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer is determined in the same manner as for other officers, except that the Compensation Committee does not review or evaluate any particular division’s performance, but rather, looks to the Company as a whole in determining corporate performance relevant to these officers’ compensation.

Annual Bonus Plan

     The Company has an incentive bonus plan pursuant to which certain key employees, including the named senior officers, are selected annually by the Compensation Committee to earn a cash bonus based upon our after-tax profitability. This plan requires that a specific after-tax return on beginning-of-year equity be achieved, after which bonuses may be paid out. The available bonus pool is calculated on earnings in excess of the base level. Once the total bonus pool is calculated, the Compensation Committee distributes bonuses to participants in the plan in accordance with pre-determined percentages as set annually. The determination of the bonus level awarded to our Chief Executive Officer is made in the same manner as that of other officers.

     The Compensation Committee also recommended that an additional discretionary bonus pool of $50,000 be established, to be used by the Chief Executive Officer for the purpose of recognizing certain outstanding contributions made by any employee, including the named senior officers, but excluding the Chief Executive Officer. Awards under this plan may be made in order to recognize new product inventions or improvements, ideas for major manufacturing cost reductions, originations of large and profitable orders or for other purposes.

Equity Compensation Program

     The Company’s stock option program is intended to motivate executive officers and other key employees of the Company by providing long-term incentives to these individuals, all in a manner that is consistent with shareholder interests. Stock options are generally granted annually, with an exercise price equal to the fair market value of the Company’s Common Stock on the grant date. The number of options granted to a recipient is determined using various factors such as long-term incentives granted to executive officers in companies of comparable size and the individual recipient’s contribution to the Company. To encourage long-term performance, options generally vest over a four-year period.

     The Compensation Committee also recognizes that, in order to attract and retain the highest quality officers, their compensation programs must be competitive in relation to compensation programs of other companies in similar industries and in comparable geographic areas. Accordingly, the Compensation Committee periodically reviews the executive compensation paid by such companies and local and national survey data. In addition the Company may use the services of independent compensation and benefits consulting firms to provide analysis and recommendations for competitive pay levels and programs.

     In fiscal year 2004, the Compensation Committee increased the base salary levels of its six senior officers, excluding its Chief Executive Officer, by an average of 12.3%. In addition, based on the Company’s performance during fiscal 2004, the Compensation Committee granted cash bonuses to these individuals in the aggregate of $45,223.

Compensation of Chief Executive Officer

     During fiscal 2004, the base salary of Mr. Stone, the Chief Executive Officer of the Company, was increased by 10% to $275,000. The Compensation Committee also granted Mr. Stone a cash bonus of $11,465 relating to the fiscal 2004 performance of the Company. In fiscal 2004, Mr. Stone was also granted options to purchase 10,000 shares of the Company’s Common Stock at an exercise price of $12.64, the fair market value of the Common Stock on the date of grant. These options were fully vested on the date of grant.

     Mr. Stone’s base salary is not solely related to specific measures of corporate performance. His tenure of service and his current job responsibilities, as well as the relative salaries of his peers in the industries in which the Company competes are also used to determine his base salary. Any stock options awarded to Mr. Stone are not necessarily directly tied to specific measures of corporate performance. Such awards are generally based on his current compensation and the Company’s overall relative performance.

Deductibility of Compensation

     Compensation in excess of $1 million per year by any of our five most highly compensated executive officers is not deductible by the Company for federal income tax purposes unless the compensation arrangement complies with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Our stock incentive plans used to compensate executive officers have complied, and are intended to continue to comply, with the requirements of Section 162(m).

1995 and 2001 Stock Option and Restricted Stock Plan

     Our Board of Directors adopted the 1995 and the 2001 Stock Option and Restricted Stock Plans (the “ Plans”) to attract, motivate and retain qualified employees. The Plans were approved by our shareholders on November 21, 1996 and November 20, 2001, respectively and became effective immediately thereafter. Our Board of Directors, which administers the Plans, delegated to the Compensation Committee its power to determine which employees should be awarded stock options or restricted stock pursuant to the Plans. From time to time, our Chief Executive Officer will recommend to the Compensation Committee individuals he believes should receive an option or grant, and, with respect to any recommended option, whether the option should be a qualified or nonqualified. The Compensation Committee will consider, but need not accept, the Chief Executive Officer’s recommendations.

     Under the terms of the Plans, options or grants up to an aggregate of 490,000 shares of Common Stock may be granted to employees and non-employee directors. The Compensation Committee will determine the number and the exercise price of the options, and the time or times that the options become exercisable, provided that an option exercise price may not be less than the fair market value of our Common Stock on the date of grant. The Compensation Committee will also determine the term of an option, provided that the term of a qualified option may not exceed 10 years. The Compensation Committee may grant shares of restricted stock without requiring the payment of cash consideration for the shares. As of June 30, 2004, there were 159,200 shares of Common Stock still available for grant under the Plans.

     The members of the Compensation Committee for the fiscal year ending June 30, 2004 submit this report:

Joseph V. Mariner, Jr., Chairman,
Bernard S. Lee,
R. Clayton Mulford
Donald A. Sillers, Jr.

     Notwithstanding anything to the contrary set forth in any of Peerless Mfg. Co.’s (the “Company”) filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Report of the Compensation Committee shall not be incorporated by reference into any such filings, and shall not be deemed “soliciting material” or to be “ filed” under the Securities Act or the Exchange Act.

Stock Price Performance Graph

     The following graph compares the cumulative total shareholder return over a five-year period, assuming $100 invested at June 30, 1999 in each of (1) our Common Stock, (2) the Dow Jones Industrial Average and (3) a peer group consisting of manufacturers in the industrial sector providing industrial and commercial services to other commercial enterprises. Total shareholder return is based on the increase in the price of the Common Stock with dividends reinvested. The stock price performance depicted in the Corporate Performance Graph is not necessarily indicative of future price performance.

     The Corporate Performance Graph does not constitute soliciting material and shall not be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PEERLESS MFG. CO., THE DOW JONES US INDUSTRIAL AVERAGE INDEX
AND THE DOW JONES US INDUSTRIAL DIVERSIFIED INDEX

Total Return Analysis	6/30/99	6/30/00	6/30/01	6/30/02	6/30/03	6/30/04
Peerless Mfg. Co.	$100.00	$163.40	$350.48	$334.71	$217.57	$233.33
Dow Jones Industrial Average	100.00	96.65	98.62	88.45	88.03	104.43
Dow Jones US Industrial – Diversified	100.00	117.21	118.03	77.78	79.03	102.17

Source: Research Data Group, Inc. www.researchdatagroup.com (415-241-6506)

Report of the Audit Committee

To our shareholders:

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the “Corporate Governance” page of the “Investor Relations” section of the Company’s website at www.peerlessmfg.com. In carrying out its responsibilities, the Audit Committee, among other things:

•	Monitors the integrity of the financial reporting process, systems of internal controls, and financial statements and reports of the Company;

•	Appoints, compensates and oversees the Company’s independent auditors, including reviewing the independence of the independent auditors;

•	Reviews and approves all audit and non-audit services;

•	Oversees the Company’s compliance with legal and regulatory requirements.

     The Audit Committee met on five occasions in person and held two telephonic meetings during fiscal 2004, with all members, with the exception of Mr. Lee, in attendance at all meetings. Mr. Lee was absent from one telephonic meeting during fiscal 2004, with Mr. Mariner acting as Chairman in his absence. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all its responsibilities and duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent auditor’s, which are held outside the presence of the Company’s management.

     In performing its oversight role, the Audit Committee reviewed the audited consolidated financial statements of the Company for the 2004 fiscal year and met and held discussions with management, Grant Thornton LLP, the Company’s independent auditors, to discuss those financial statements and the audit related thereto. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Company’s independent auditors have represented to the Audit Committee that the audit of the Company’s consolidated financial statements has been performed in accordance with generally accepted auditing standards.

     The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified, supplemented or amended, which includes among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. The independent auditors also provided the Audit Committee with written disclosures and the letter required by the Independence Standards Board Standard No. 1, as may be modified, supplemented or amended, which relates to the auditors’ independence from the Company and its related entities, and the Audit Committee discussed with the independent auditors their independence.

     Based on the Audit Committee’s discussions with management and the independent auditors as described above, and upon its review of the representations of management and the independent auditors and the report of the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the Securities and Exchange Commission.

     The members of the Audit Committee for the fiscal year ending June 30, 2004 submit this report.

Bernard S. Lee – Chairman
Joseph V. Mariner, Jr.
Donald A. Sillers, Jr.

Notwithstanding anything to the contrary set forth in any of Peerless Mfg. Co.’s (the “Company”) filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, and shall not be deemed “soliciting material” or to be “filed” under the Securities Act or the Exchange Act.

Independent Auditor’s Services and Fees

     Grant Thornton LLP has served as the Company’s independent auditors since its appointment in 1967. Representatives of Grant Thornton LLP are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if the representatives desire to do so. Our Board has ratified the selection by the Audit Committee of the firm Grant Thornton LLP as our independent accountants for fiscal 2005.

     The Audit Committee pre-approves the audit and non-audit services to be rendered to the Company, as well as the fees associated with such services. Generally, management will submit to the Audit Committee a detailed list of services that it recommends the Audit Committee engage the independent auditors to provide during the fiscal year. The Audit Committee pre-approves certain audit and non-audit services and establishes a dollar limit on the amount of fees the Company will pay for each category of services. The Audit Committee is informed from time to time as to the non-audit services actually provided pursuant to the pre-approval process. During the year, the Audit Committee periodically reviews the types of services and dollar amounts approved, and adjusts such amounts, as it deems appropriate. Services that are not pre-approved in such a manner require specific pre-approval by the Audit Committee. The Audit Committee also periodically reviews all non-audit services to ensure such services do not impair the independence of the Company’s independent auditors. The Audit Committee approved all services provided by Grant Thornton LLP for the 2004 fiscal year. These services included the audit of the Company’s consolidated annual financial statements, a statutory audit of the Company’s UK subsidiary, review of the Company’s consolidated interim financial statements and related filings, tax consultations services, and preparation of state and federal corporate tax returns. See “Report of Audit Committee” for discussion on auditor independence.

     Following is a summary of Grant Thornton LLP fees for the year ended June 30, 2004 and 2003.

     Audit Fees. Aggregate fees billed by Grant Thornton LLP for the audit of the Company’s consolidated financial statements, statutory audit of the Company’s UK subsidiary, review of the Company’s consolidated interim financial statements fees, and assistance with and review of documents filed with the SEC were $130,338 for fiscal year 2004 and $98,250 for fiscal year 2003.

     Audit Related Fees. Grant Thornton LLP did not bill the Company for any Audit Related Fees during fiscal year 2003 and 2004.

     Tax Fees. The aggregate fees for income tax consultation, including tax compliance, tax advice and tax planning for fiscal years 2004 and 2003 were $30,325 and $25,140, respectively. These fees related primarily to preparation and review of corporate tax returns and other general tax consultation.

     All Other Fees. Grant Thornton LLP did not bill the Company for any other services during fiscal year 2003 and 2004.

     The Audit Committee has considered whether the non-audit services provided by Grant Thornton LLP, including the services rendered in connection tax consultation, were compatible with maintaining Grant Thornton LLP’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status on Grant Thornton LLP as the Company’s independent auditors.

Other Matters

Other Business Presented at Annual Meeting

     As of the date of this Proxy Statement, the Board is not aware of any matter to be presented for action at the annual meeting other than the matters set forth herein. If any other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holders.

Where You Can Find More Information

     The Company files reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports, proxy statements and other information concerning the Company at the Securities and Exchange Commission public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The Securities and Exchange Commission maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission, including the Company. The Company’s Common Stock is quoted on the NASDAQ Stock Market National Market under the symbol “PMFG.”

     A copy of the Company’s 2004 annual report containing audited financial statements accompanies this proxy statement. The annual report does not constitute a part of the proxy solicitation materials.

     If you send your request in writing to Katherine S. Frazier, c/o Peerless Mfg. Co., 2819 Walnut Hill Lane, Dallas, Texas 75229, we will provide you, without charge, a copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or you can download a copy of our Annual Report on Form 10-K from the “SEC Filings” page of the “Investor Relations” section of our website www.peerlessmfg.com.

     You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote on the proposals contained herein. The Company has not authorized anyone else to provide you with different information. You should not assume that the information in this Proxy Statement is accurate as of any date other than October 25, 2004.

By Order of the Board of Directors,
/s/ Katherine S. Frazier
Corporate Controller Secretary / Treasurer

Dallas, Texas
October 25, 2004

Appendix 1

PEERLESS MFG. CO.
AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its duties and responsibilities and is directly responsible for the appointment, compensation and oversight of Peerless Mfg. Co.’s (the “Company”) independent auditors (the “Outside Auditors”) in preparing or issuing an audit report and performing other audit, review, attest or related services for the Company (“Audit Services”). The Audit Committee also assists the Board in monitoring (a) the integrity of the financial reporting process, systems of internal controls over financial reporting and financial statements and reports of the Company, and (b) the Company’s compliance with legal and regulatory requirements.

     The requirements in this Audit Committee Charter (“Charter”) are qualified by the understanding that the role of the Audit Committee is to act in an oversight capacity and is not to imply or require a detailed review of the work performed by the Outside Auditors unless specific circumstances are brought to its attention warranting such a review. The Audit Committee should expect that (a) management of the Company and the Outside Auditors have the responsibility to plan and conduct financial audits and to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations, and (b) management of the Company has the responsibility to ensure the Company’s compliance with applicable legal and regulatory requirements.

     The Audit Committee has the power and authority to conduct any investigation it deems appropriate in fulfilling its responsibilities, and has direct access to the Outside Auditors and the persons overseeing the financial reporting process for the Company, as applicable, as well as anyone else in the Company. The Audit Committee may retain, at the Company’s expense and without separate Board approval, outside legal, accounting or other advisors it deems necessary in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the Outside Auditors for the purposes of performing Audit Services for the Company and also to any other advisors employed by the Audit Committee.

II. COMMITTEE MEMBERSHIP

     The number of directors constituting the Audit Committee shall be fixed from time to time by the Board, but in no event may the number be less than three (3) directors. The members of the Audit Committee shall serve until their successors are duly elected and qualified or until their earlier resignation or removal.

     All of the Audit Committee members shall meet the independence requirements of the Nasdaq National Market (“Nasdaq”), any other exchange on which the Company’s securities are traded, the Securities and Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”). Each member of the Audit Committee shall be financially literate. In addition, at least one member of the Audit Committee should be an audit committee financial expert, as defined by the Commission. As required by Nasdaq and the rules and regulations of the Commission, the Company shall include appropriate disclosures in its periodic reports filed pursuant to the Exchange Act regarding the independence and expertise of its Audit Committee members. Audit Committee members shall not simultaneously serve on the audit committees of more than two (2) other public companies without the approval of the full Board.

III. MEETINGS

     If required, or in their judgment advisable, the Audit Committee shall meet quarterly, or more frequently as circumstances dictate. The Audit Committee may request any officer, employee, advisor or auditor of the Company to attend a meeting of the Audit Committee. The Audit Committee may also, to the extent it deems necessary or appropriate, meet with any investment bankers or financial analysts who follow the Company. The Audit Committee should make regular reports to the Board in connection with its reviews and investigations.

     If required, or in their judgment advisable, the Audit Committee shall meet with management and the Outside Auditors in separate executive sessions in advance of the filing of each Form 10-K and Form 10-Q to discuss matters for which the Audit Committee has responsibility.

     The Board may designate a chairman of the Audit Committee. If a chairman is not designated by the Board or is not present at a particular meeting, the members of the Audit Committee may designate a chairman by majority vote of the Audit Committee membership in attendance. The chairman (or acting chair) shall preside at each Audit Committee meeting. The chairman (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related background information for each Audit Committee meeting. Any background materials, together with the agenda, should be distributed to the Audit Committee members in advance of the meeting. All meetings of the Audit Committee shall be held pursuant to the Bylaws of the Company with regard to notice and waiver thereof, and written minutes of each meeting shall be duly filed in the Company records.

IV. RESPONSIBILITIES AND DUTIES

     In performing its functions, the Audit Committee may undertake those tasks and responsibilities that, in its judgment, would most effectively contribute and implement the purposes of the Audit Committee. The following functions should be undertaken by the Audit Committee.

     A. Financial Statements and Disclosure Matters

      1. Review and discuss with management and the Outside Auditors the annual and quarterly financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, prior to the annual and, if required, or in the judgment of the Audit Committee, advisable, quarterly financial statements being filed in the Company’s Form 10-K and Form 10-Q, as applicable. In connection with these reviews, the Audit Committee shall:

a) Review and discuss with the Outside Auditors (i) all critical accounting policies and practices to be used, (ii) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Outside Auditors, (iii) the internal controls adhered to by the Company, management and the financial and accounting personnel of the Company, and the impact of each on the quality and reliability of the Company’s financial reporting and (iv) other material written communications between the Outside Auditors and management, such as any management letter or schedule of unadjusted differences.

b) If required, or in their judgment advisable, review and discuss with management and the Outside Auditors (i) significant accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, (ii) significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including the effect of alternative GAAP methods on the financial statements, (iii) the development, selection and disclosure of critical accounting estimates and the analyses of alternative assumptions or estimates, and the effect of such estimates on the Company’s financial statements, (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company, (v) any “pro forma” or “adjusted non-GAAP” information contained in the Company’s periodic reports, (vi) the effect of significant litigation, contingencies and claims against the Company on the Company’s financial statements and (vii) audit problems or difficulties and management’s response to such problems and difficulties.

      2. Discuss with management earnings press releases, including the use, if any, of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to the investment community. Such discussion may be general (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

      3. Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

      4. Discuss with the Outside Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 including (a) the Outside Auditors’ responsibility under Generally Accepted Auditing Standards (“GAAS”) (b) the Company’s significant accounting policies, (c) accounting estimates, assumptions and judgments used in preparing the Company’s financial statements, (d) significant audit adjustments discovered and (e) disagreements, if any, with management encountered in the course of the audit.

      5. If required, or in their judgment advisable, receive and review the Section 302 certifications of the Chief Executive Officer and Chief Financial Officer included in the Company’s Form 10-K and Form 10-Q, and certifications of other persons performing similar and support functions, including, but not limited to, anyone involved in the financial reporting and disclosure process.

      B. Oversight of the Company’s Internal Controls and Legal Compliance

      1. Review the budget, plan, activities and organizational structure of the internal controls over financial reporting.

      2. Review the appointment, performance and replacement of the persons overseeing the internal controls over financial reporting.

      3. Communicate with management and the Outside Auditors to obtain information concerning (a) internal controls over financial reporting, (b) the Company’s significant accounting principles and financial reporting policies and any changes therein, (c) any deficiencies in the Company’s internal controls and any special steps adopted in light of material control deficiencies, and (d) the competency of the Company’s financial, accounting and personnel responsible for internal controls over financial reporting.

      4. At least annually, review with legal counsel any (a) legal matters that could have a material impact on the Company’s financial statements or compliance with applicable laws or internal governance policies, and (b) correspondence between the Company and regulators or governmental agencies and any employee complaints raising material issues with respect to the Company’s financial reporting process, internal controls or financial statements.

      5. Obtain reports from management, the primary person responsible for the Company’s internal controls over financial reporting and the Outside Auditors concerning the Company’s compliance with the Company’s Whistleblower Policy. Obtain and review reports and disclosures of insider and affiliated party transactions.

      6. Obtain from the Outside Auditors the reports required to be furnished to the Audit Committee under the Exchange Act and obtain from the Outside Auditors any information with respect to illegal acts in accordance with the Exchange Act.

      C. Oversight of the Outside Auditors

      1. Appoint (subject, if applicable, to shareholder ratification), terminate and compensate the Outside Auditors. The Audit Committee is responsible for approving, evaluating and overseeing the work of the Outside Auditors (including the audit plan) and resolving any disagreements between management and the Outside Auditors regarding the Company’s financial reporting process, internal controls and financial statements. The Outside Auditors shall report directly to the Audit Committee.

      2. Establish policies and procedures for pre-approving all Audit Services and permitted non-audit services (including the terms and fees thereof) to be performed for the Company or its subsidiaries by the Outside Auditors as required under the rules and regulations of the Commission.

      3. Pre-approve all Audit Services and permitted non-audit services (including the terms and fees thereof) to be performed for the Company or its subsidiaries by the Outside Auditors, subject to de minimis exceptions for permitted non-audit services such as those described in the Exchange Act.

      4. Review the experience and qualifications of the senior members of the Outside Auditors’ team.

      5. If required, or in their judgment advisable, obtain and review a report from the Outside Auditors at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (c) all relationships between the Outside Auditors and the Company, including the written disclosures and the letter required by Independence Standards Board Standard 1, as it may be amended from time to time, and any successor to such standard. The Audit Committee shall evaluate the qualifications, performance and independence of the Outside Auditors, including considering whether the auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditors’ independence. In making this evaluation, the Audit Committee should take into account the opinions of management. The Audit Committee should present its conclusions to the Board.

      6. Oversee the rotation of the lead audit partner and other partners directly involved in the performance of the Audit Services of the Company as required by applicable law. The Audit Committee may require the Outside Auditors to stagger the rotation of these partners to ensure that the engagement team continues to have appropriate expertise to allow the audit engagement to be conducted in accordance with GAAS.

      7. Recommend and oversee the Company’s policies for hiring employees or former employees of the Outside Auditors who have participated in any capacity in an audit of the Company.

      8. If necessary, or in their judgment advisable, discuss with the national office of the Outside Auditors issues on which the Company’s audit team consulted them and matters of audit quality and consistency.

      9. If necessary, or in their judgment advisable, discuss with management and the Outside Auditors any accounting adjustments that were noted or proposed by the Outside Auditors, but were passed (as immaterial or otherwise).

      10. If necessary, or in their judgment advisable, discuss with the Outside Auditors the difficulties the Outside Auditors encountered in the course of the audit work, including any restrictions on the scope of the Outside Auditors’ activities or on access to requested information, and any significant disagreements with management.

      11. Obtain from the Outside Auditors the information required to be disclosed to the Company by GAAS in connection with the conduct of an audit.

      12. Require the Outside Auditors to review the financial information included in the Company’s Form 10-Q prior to the Company filing such reports with the Commission.

      D. Other Audit Committee Responsibilities and Clarification of Role

      1. Oversee the integrity of the audit process, financial reporting process, internal accounting controls and financial statements of the Company, and the work of management and the Outside Auditors in these areas, as applicable. The Audit Committee shall facilitate communications with and between management, the Outside Auditors and the Board. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that the decision of such subcommittee to grant pre-approvals shall be communicated to the full Audit Committee at its next scheduled meeting.

      2. Annually prepare, and include in the Company’s annual proxy statement, the Audit Committee report to shareholders as required by the Exchange Act.

      3. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters,

and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

      4. Review managements’ report regarding the internal controls over financial reporting of the Company as required by the rules and regulations of the Commission.

      5. Perform any other activities consistent with this Charter, the Company’s Bylaws, and governing laws and regulations as the Audit Committee or the Board deems necessary or appropriate.

      6. If required, or in their judgment advisable, the Audit Committee shall conduct a self-evaluation of its performance annually and evaluate whether the Charter appropriately addresses the matters that are or should be within its scope. In conducting its self-evaluation, the Audit Committee may address all matters that it considers relevant to its performance, including (a) the adequacy, appropriateness and quality of the information and recommendations presented by the Audit Committee to the Board, (b) the manner in which they were discussed or debated, and (c) whether the number and length of meetings of the Audit Committee were adequate for the Audit Committee to complete its work in a thorough and thoughtful manner. The Audit Committee shall deliver to the Board a written report setting forth the results of any self-evaluation, including any recommended amendments to this Charter. This Charter shall be included as an appendix to the Company’s proxy statement for its annual meeting of shareholders as and to the extent required by the rules and regulations of the Commission.

      7. Nothing in this Charter will, or will be deemed to, decrease or modify in any manner adverse to any member of the Audit Committee, such member’s right to rely on statements and certifications made by the Company’s officers, employees, agents, counsel, experts and auditors.

      8. Nothing in this Charter will, or will be deemed to, adversely affect in any manner the rights of members of the Audit Committee to indemnification and advancement of expenses under the Articles of Incorporation or Bylaws of the Company or under any contract, agreement, arrangement or understanding benefiting such member.

      9. Notwithstanding any other provision of this Charter, no provision of this Charter will, except to the extent required by applicable law, rule or regulation, be construed to create any duty, liability or obligation on the part of the Audit Committee or any of its members.

Appendix 2

PEERLESS MFG. CO.
PROXY
ANNUAL MEETING OF SHAREHOLDERS
November 18, 2004

The undersigned shareholder of Peerless Mfg. Co. (the “Company”) does hereby constitute and appoint Sherrill Stone, Chairman of the Board, and Katherine S. Frazier, Secretary, Treasury and Controller, as his or her proxy, with full power of substitution, to attend the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. on Thursday, November 18, 2004, at 2819 Walnut Hill Lane, Dallas, Texas 75229, or any continuation or adjournment thereof, with full power to vote and act for the undersigned, in his or her name, and to vote all Common Stock of the Company held by him or her, to the same extent and with the same effect as the undersigned, in the manner specified below. The undersigned here revokes any other proxy previously given by him or her.

IF YOU PLAN TO ATTEND THE MEETING AND YOUR SHARES ARE HELD IN THE NAME OF A BROKER OR OTHER NOMINEE, PLEASE BRING A STATEMENT OR LETTER FROM THE BROKER OR NOMINEE CONFIRMING YOUR OWNERSHIP OF SHARES.

PLEASE MARK YOUR VOTE LIKE THIS. [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1.

1. ELECTION OF DIRECTOR:

     R. CLAYTON MULFORD

     [  ] FOR Nominee.

     [  ] WITHHOLD Nominee.

     [  ] WITHHOLD Authority To Vote For Individual Nominee Listed Below.

To withhold authority to vote for any individual nominee, write the nominee’s name below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 2.

2. RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP

     [  ] FOR   [  ] AGAINST   [  ] ABSTAIN

THIS PROXY IS SOLICITED ON BEHALF ON THE BOARD OF DIRECTORS AND WILL BE VOTED AS DIRECTED THEREIN. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS NOS. 1 AND 2.

Signature:                                                           Dated:                                       , 2004

Signature:                                                           Dated:                                       , 2004

This proxy should be signed EXACTLY as your name(s) appear on this proxy card. Joint owners must EACH sign personally. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in partnership name by authorized person.